CONSENT OF INITIAL DIRECTOR
                          OF MEEHAN MUTUAL FUNDS, INC.


     As the sole initial director of Meehan Mutual Funds, Inc. ("Company"), Thomas P. Meehan hereby consents to the following action:

RESOLVED,   That the  following  individuals  be, and  hereby  are,  elected  as
            directors   of  the  Company,   said   election   to   be  effective
            immediately:  John A. Cutler and Andrew B. Ferrentino.





Date:  November 20, 1999      By:   /s/ Thomas P. Meehan
                                    -----------------------
                                    Thomas P. Meehan
                                    Director